CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



TCI Portfolios, Inc.
Twentieth Century Tower
4500 Main Street
Kansas City, Missouri  64111



     We hereby consent to the use in this Post-Effective Amendment No. 17 to the Registration Statement under the Securities Act of 1933 and this Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940, both on form N-1A, of our report dated January 20, 1995, accompanying and pertaining to the financial statements of TCI Growth, TCI Balanced, TCI Advantage and TCI International, each a series of TCI Portfolios, Inc., as of December 31, 1994, which are included in such Post-Effective Amendments.



                                                     BAIRD, KURTZ & DOBSON


Kansas City, Missouri
January 15, 1996